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EXHIBIT 21.1

STATE OF INCORPORATION/ORGANIZATION
Amedicorp, Inc.	Delaware
Arlington Surgicare Partners, Ltd.	Texas
Aspen Healthcare Holdings Limited	UK
Aspen Healthcare Limited	UK
Austintown Sugery Center, LLC	Ohio
Bagley Holdings, LLC	Ohio
Baptist Surgery Center, L.P.	Tennessee
Baptist Plaza Surgicare, L.P.	Tennessee
Central Virginia Surgi-Center, L.P.	Virginia
Centro de Patologia Celular y Diagnostico Prenatal, S.A.	Spain
Clinica Maternal Nuestra Senora de la Esperanza, S.A.	Spain
Clinica Sagrado Corazon S.L.	Spain
Coast Surgery Center, L.P.	California
Corpus Christi Holdings, LLC	Nevada
Corpus Christi Surgicare, L.P.	Texas
Creekwood Surgery Center, L.P.	Missouri

Dallas Surgical Partners, L.L.P.	Texas
Day-Op Management Company, Inc.	New York
Day-Op Surgery Consulting Company, LLC	Delaware
Decatur Surgery Center, L.P.	Delaware
Densitometria Oseo Computorizada, S.L.	Spain
Denton Surgicare Partners, Ltd.	Texas
Desoto Surgicare Partners, Ltd.	Texas
Destin Surgery Center, Ltd.	Florida
Diagnosticos y Tratamientos Medicos, S.A.	Spain
Doctors Outpatient SurgiCenter, Ltd.	Texas
East Brunswick Surgery Center, LLC	New Jersey
East-West Surgery Center, L.P.	Georgia
Estudios Functionales, S.A.	Spain
Ft. Worth Surgicare Partners	Texas
Frisco Medical Center, L.L.P.	Texas
Garland Surgicare Partners, Ltd.	Texas
Georgia Musculoskeletal Network, Inc.	Georgia

Global Healthcare Partners, Ltd.	UK
Grapevine Surgicare Partners, Ltd.	Texas
Health Horizons of Decatur, Inc.	Tennessee
Health Horizons of Kansas City, Inc.	Tennessee
Health Horizons of Murfreesboro, Inc.	Tennessee
Health Horizons of Nashville, Inc.	Tennessee
Hospitalizacion y Servicios, S.A.	Spain
Imagenes Diagnosticas, S.A.	Spain
Instituto Policlinico Santa Teresa, S.A.	Spain
Irving-Coppell Surgical Hospital, L.L.P.	Texas
KSF Orthopaedic Surgery Center, L.L.P.	Texas
Las Cruces Surgery Center, LLC	New Mexico
Lawrenceville Surgery Center, L.L.C.	Georgia
MCSH Real Estate Investors, Ltd.	Texas
MedCenter Management Services, Inc.	Delaware
Memorial Hermann/USP Surgery Center, L.L.P.	Texas
Metroplex Surgicare Partners, Ltd.	Texas
Middle Tennessee Ambulatory Surgery Center, L.P.	Delaware
Mountain Empire Surgery Center, L.P.	Georgia

Neurosurgical Associates, Inc.	New Mexico
New Mexico Orthopaedic Surgery Center, L.P.	Georgia
Northside-Cherokee/USP Surgery Centers, LLC	Georgia
Northside/USP Surgery Centers, LLC	Georgia
Northwest Georgia Orthopaedic Surgery Center, L.L.C.	Georgia
NYCAS Administrative Services, LLC	Delaware
Ortho Excel, Inc.	Delaware
OrthoLink ASC Corporation	Tennessee
OrthoLink/Baptist ASC, LLC	Tennessee
OrthoLink of Colorado, Inc.	Colorado
OrthoLink/Georgia ASC, Inc.	Georgia
OrthoLink/Murfreesboro ASC, LLC	Tennessee
OrthoLink/New Mexico ASC, Inc.	Georgia
OrthoLink Physicians Corporation	Delaware
OrthoLink Radiology Services Corporation	Tennessee
OrthoLink/TN ASC, Inc.	Tennessee
OrthoLink/TOC, LLC	Tennessee
OrthoLink/WY ASC, Inc.	Wyoming
Orthopedic and Surgical Specialty Company, LLC	Arizona
Orthopedic South Surgical Partners, LLC	Georgia
Paracelsus England Limited	UK

Parkway Surgery Center, LLC	Nevada
Parkwest Surgery Center, L.P.	Tennessee
Pasadena Holdings, LLC	Nevada
Physicians Data Professional, Inc.	Texas
Physicians Pavilion, L.P.	Delaware
Physicians Surgery Center of Longview, LLC	Texas
Radsource LLC	Delaware
Resonancia Nuclear Magnetica Santa Teresa, S.L.	Spain
Resurgens Surgery Center, LLC	Georgia
Roswell Surgery Center, LLC	Georgia
Saint Thomas Campus Surgicare, L.P.	Tennessee
Saint Thomas Hendersonville Surgicare, L.P.	Tennessee
Saint Thomas/USP Surgery Centers, L.L.C.	Tennessee
San Gabriel Valley Surgical Center, L.P.	California
Sarasota Surgicare, Ltd.	Florida
Shrewsbury Surgery Center, LLC	New Jersey
Southwest Spine Center, Inc.	New Mexico
Specialists Surgery Center, LLC	Oklahoma
Sugar Land Surgical Hospital, LLP	Texas
Surgery Center of Georgia, LLC	Georgia
Surgicoe of Texas, Inc.	Texas
Surgicoe Real Estate, LLC	Georgia
Surgicoe Corporation	Georgia
Tennessee Musculoskeletal, Network, Inc.	Tennessee
Teton Outpatient Services, LLC	Wyoming
Texas Health Venture Arlington, L.P.	Texas
Texas Health Venture Bellaire, L.P.	Texas
Texas Health Venture Denton L.P.	Texas
Texas Health Venture DSP L.P.	Texas
Texas Health Venture Fort Worth, L.L.C.	Texas

Texas Health Venture Frisco, L.P.	Texas
Texas Health Venture Garland L.P.	Texas
Texas Health Venture Grapevine, L.L.C.	Texas
Texas Health Ventures Group, L.L.C.	Texas
Texas Health Ventures Group Holdings, LLC	Nevada
Texas Health Venture Irving- Coppell, L.P.	Texas
Texas Outpatient Surgicare Center, Inc.	Texas
Texas Spine and Joint Hospital, LLP	Texas
The Center for Ambulatory Surgical Treatment, L.P.	California
The Surgery Center, an Ohio limited partnership	Ohio
The Surgery Center Laboratory, Inc.	Ohio
The Surgery Center Radiology, Inc.	Ohio
THVG Arlington GP, LLC	Delaware
THVG Bedford GP, LLC	Delaware
THVG Bedford, L.P.	Texas
THVG Bellaire GP, LLC	Delaware
THVG Denton GP, LLC	Delaware
THVG DeSoto GP, LLC	Delaware
THVG DeSoto, L.P.	Texas
THVG DSP GP, LLC	Delaware
THVG Fort Worth GP, LLC	Delaware
THVG Fort Worth, L.L.P.	Texas
THVG Frisco GP, LLC	Delaware
THVG Garland GP, LLC	Delaware
THVG Grapevine GP, LLC	Delaware
THVG/HealthFirst Holdings, LLC	Nevada
THVG/HealthFirst L.L.C.	Texas
THVG Irving-Coppell GP, LLC	Delaware
THVG Valley View GP, LLC	Delaware
THVG Valley View L.L.P.	Delaware
Toms River Surgery Center, L.L.C.	New Jersey
TOPS Specialty Hospital, Ltd.	Texas

TSH Holdings, LLP	Texas
Unidad de Recuperacion del Suelo Pelvico, S.L.	Spain
United Surgery Center-Southeast Ltd.	Texas
United Surgical of Atlanta, Inc.	Georgia
United Surgical Partners Barcelona, S.L.	Spain
United Surgical Partners Europe, S.L.	Spain
United Surgical of Torrance, Inc.	California
United Surgical Partners GP, Inc.	Delaware
United Surgical Partners Holdings, Inc.	Delaware
United Surgical Partners Madrid S.L.	Spain
United Surgical Partners Malaga S.L.	Spain
University Surgery Center, Ltd.	Florida
USP Austintown, Inc.	Ohio
USP Baton Rouge, Inc.	Louisiana
USP Bellaire, Inc.	Texas
USP Central New Jersey, Inc.	New Jersey
USP Chandler, Inc.	Arizona
USP Cleveland, Inc.	Ohio
USP Coast, Inc.	California
USP Corpus Christi, Inc.	Texas
USP Cottonwood, Inc.	Arizona
USP Dermoestetica S.L.	Spain
USP Destin, Inc.	Florida
USP Domestic Holdings, Inc.	Delaware
USP Fredericksburg, Inc.	Virginia
USP Hospital San Carlos Murcia, S.L.	Spain
USP Houston, Inc.	Texas
USP Instituto Dexeus, S.A.	Spain
USP International Holdings, Inc.	Delaware
USP Las Cruces, Inc.	New Mexico
USP Long Island, Inc.	Delaware
USP Lyndhurst, Inc.	Ohio

USP Manhattan, Inc.	New York
USP Nevada Holdings, LLC	Nevada
USP Nevada, Inc.	Nevada
USP New Jersey, Inc.	New Jersey
USP North Texas, Inc.	Delaware
USP Oklahoma, Inc.	Oklahoma
USP Pasadena, Inc.	Texas
USP Sarasota, Inc.	Florida
USP Securities Corporation	Tennessee
USP South Houston, Inc.	Texas
USP Tennessee, Inc.	Tennessee
USP Texas, L.P.	Texas
USP Texas Air, LLC	Texas
USP West Covina, Inc.	California
USP Westwood, Inc.	California
USP Winter Park, Inc.	Florida
USPE Holdings Limited	UK
Valley View Surgicare Partners, Ltd.	Texas
Warner Park Surgery Center, L.P.	Arizona
Zeeba Surgery Center, L.P.	Ohio

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  EXHIBIT 21.1